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                                  EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT


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                                                 SUBSIDIARIES OF THE REGISTRANT

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                                                                                                          State or Other
                                                                                                           Jurisdiction
                                                                                       Percentage of     of Incorporation
             Parent                                       Subsidiary                      Ownership        of Subsidiary
----------------------------------         -----------------------------------         -------------     ----------------

Beal Financial Corporation                 Beal Banc Holding Company                        100%         Delaware
Beal Financial Corporation                 Beal Delaware Corp.                              100%         Delaware
Beal Financial Corporation                 380 Investors, Inc.                              100%         Nevada
Beal Banc Holding Company                  Beal Bank, SSB                                   100%         Texas
Beal Bank, SSB                             Beal Mortgage, Inc.                              100%         Texas
Beal Bank, SSB                             Loan Acceptance Corp.                            100%         Texas
Beal Bank, SSB                             Property Acceptance Corp.                        100%         Texas
Beal Bank, SSB                             BRE, Inc.                                        100%         Texas
BRE-1, Inc.                                BRE-N, Inc.                                      100%         Texas
Beal Bank, SSB                             Beal Properties, Inc.                            100%         Texas
Beal Bank, SSB                             Foreign Lending Corp.                            100%         Texas
BRE-1, Inc.                                Beal Affordable Housing, Inc.                    100%         Texas
Beal Bank, SSB                             BRE-2, Inc.                                      100%         Texas
Beal Delaware Corp.                        Beal Business Trust                              100%         Delaware
Beal Affordable Housing, Inc.              Hebron Trail, Ltd.(1)                             99%         Texas
Beal Affordable Housing, Inc.              Lewisville Manor, Ltd.(1)                         99%         Texas
Beal Affordable Housing, Inc.              Valley River Trail, Ltd.(1)                       99%         Texas
Beal Properties, Inc.                      Houston Central Green, LP                         50%         Texas
Beal Bank, SSB                             Beal Nevada Corp.                                100%         Nevada
Beal Bank, SSB                             BRE-1, Inc.                                      100%         Texas
Beal Bank, SSB                             Beal/H.S., Inc.                                  100%         Nevada
Beal/H.S., Inc.                            Beal Development, Ltd.(2)                        100%         Texas
BRE-2, Inc.                                OC One, Inc.                                     100%         Texas
BRE-2, Inc.                                OC Two, Inc.                                     100%         Texas
Beal Nevada Corp.                          Loan Participant Parners, Ltd.(3)                100%         Texas

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(1)      Beal Affordable Housing, Inc. is a 98% limited partner and Beal
         Mortgage, Inc. is a 1% general partner in these entities.
(2) Beal/H.S., Inc. is a 98% limited partner and Beal Properties, Inc. is a 1% general partner.
(3) Beal Nevada Corp. is a 99% limited partner and Property Acceptance Corp. is a 1% general partner.